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                  INFORMATION REQUIRED IN PROXY STATEMENT
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                             VISX, INCORPORATED
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[VISX Logo]



NEWS RELEASE                                         COMPANY CONTACT:
For Immediate Distribution                           Lola Wood:  (877) 463-6847
                                                     E-Mail: ir@visx.com
                                                     Web:  http://www.visx.com



                    VISX EXPECTS FIRST QUARTER EARNINGS

                        OF $0.20 TO $0.21 PER SHARE

                    - RESULTS EXCEED PREVIOUS GUIDANCE -


         SANTA CLARA, CALIFORNIA, APRIL 4, 2001 - VISX, INCORPORATED (NYSE
Symbol: EYE) today announced it expects earnings per share to be in the range of $0.20 to $0.21 per share, due in part to a sequential 23% increase in licensing revenue over the fourth quarter 2000. These results exceed previous guidance.

         Full results for the quarter and VISX's outlook for the remainder of the year will be reviewed on April 12, 2001 during the Company's quarterly earnings conference call. The public is invited to listen to the conference call via the VISX Web site at www.visx.com.

         The foregoing statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and actual results could differ materially. Additional discussion of factors affecting the Company's business is contained in the Company's most recent filings with the Securities and Exchange Commission, including VISX's Annual Report and Form 10-K for the year ended December 31, 2000.

         VISX is the worldwide leader in the development of refractive laser technology. VISX systems are commercially available in the United States and markets worldwide.


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[VISX Logo]


NEWS RELEASE                                         COMPANY CONTACTS:
For Immediate Distribution                           Lola Wood:  (877) 463-6847
                                                     E-Mail:  ir@visx.com
                                                     Web:  http://www.visx.com


                VISX ANNOUNCES NEW STOCK REPURCHASE PROGRAM
               COMPANY TO REPURCHASE UP TO 10 MILLION SHARES

         SANTA CLARA, CALIFORNIA, APRIL 4, 2001 - VISX, INCORPORATED (NYSE
Symbol: EYE) today announced that its Board of Directors has authorized a new Stock Repurchase Program under which up to 10 million shares of the Company's common stock may be repurchased.

         VISX has repurchased approximately 13 million shares of its stock since 1997. In the last three months alone, VISX has repurchased over 4 million shares, or approximately 7% of the shares outstanding.

         Commenting on the repurchase plan, Liz Davila, VISX President and Chief Executive Officer, said, "The Board's unanimous decision to adopt a new program reflects our continued commitment to enhancing stockholder value. VISX is both the technology and market leader in our sector. We believe the repurchase of our stock represents a compelling investment opportunity and is prudent use of our capital."

         Under the new plan, the Company will continue to conduct purchases through open market transactions in accordance with applicable securities laws. The amount of shares purchased and the timing of purchases will be based on a number of factors, including the number of shares needed for replenishment of employee benefit plans, the market price of the stock, market conditions, and as the company's management deems appropriate. As a result of these factors, the actual number of shares repurchased cannot be precisely determined at this time.

         The foregoing statements are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations and actual results could differ materially. Additional discussion of factors affecting the Company's business is contained in the Company's most recent filings with the Securities and Exchange Commission, including VISX's Annual Report and Form 10-K for the year ended December 31, 2000.

         VISX is the worldwide leader in the development of refractive laser technology. VISX systems are commercially available in the United States and markets worldwide.

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